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                                                                    EXHIBIT 23.1


                              ARTHUR ANDERSEN LLP


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 27, 1998, except with respect to the matter discussed in Note 12 as to which the date is March 12, 1998, included in the Company's Form 10-K for the year ended December 31, 1997 and to all references to our firm included in this registration statement.


/s/ Arthur Andersen LLP


Roseland, New Jersey
August 7, 1998